Exhibit 10.1

Westergaard Holdings Ltd.
12757 54th Avenue, Surrey, BC V3X 3C1 (604) 970-4992

November 10, 2015

Robert C. Silzer DSG Global Inc.
5455 — 152 Street Suite 214
Surrey, BC V3S 5A5

Dear Mr. Silzer:

RE:Westergaard Holdings Ltd. — Subscription Agreement/Debt Settlement & Addendums

As per your request, Westergaard Holdings Ltd. hereby extends redemption dates as set out in a Letter Agreement (attached) addressed to yourself and dated September 1, 2015 as follows:

1. I hereby extend the September 30, 2015 redemption date to December 15, 2015.

2. I hereby extend the October 30, 2015 redemption date to January 15, 2016.

3. I hereby extend the December 1, 2015 redemption date to February 15, 2016.

In the event that yourself and the company require the redemption dates as set out above to be extended further, I am amenable to further, future extensions of the redemption dates as set out above, subject to:

•	Being satisfied that the company is moving forward in a positive manner in its efforts to raise capital and generate a profit.

•	Westergaard Holdings Ltd. being compensated in a manner agreeable to all parties, for agreeing to extend said redemption dates.

I trust the extension of redemption dates as set out above will provide yourself and the company ample time to raise sufficient capital to redeem all of the Series A Convertible Preferred Shares owned by Westergaard Holdings Ltd. and to provide DSG Global Inc. with working capital as required to move forward.

Yours very truly,

/s/ Keith Westergaard
Keith B. Westergaard